UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2012

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 13, 2012, the Board of Directors (“Board”) of The Mosaic Company (“Mosaic”) elected James (“Joc”) C. O’Rourke to the position of Executive Vice President – Operations and Chief Operating Officer.

Mr. O’Rourke, age 51, joined Mosaic as Executive Vice President—Operations in January 2009. Prior to joining Mosaic, Mr. O’Rourke was President, Australia Pacific for Barrick Gold Corporation, the largest gold producer in Australia, since May 2006, where he was responsible for the Australia Pacific Business Unit consisting of ten gold and copper mines in Australia and Papua New Guinea. Before that, Mr. O’Rourke was Executive General Manager Australia and Managing Director of Placer Dome Asia Pacific Ltd., the second largest gold producer in Australia, from December 2004, where he was responsible for the Australia Business Unit consisting of five gold and copper mines; and General Manager Western Australia Operations for Iluka Resources Ltd., the world’s largest zircon and second largest titanium producer, from September 2003, where he was responsible for six mining and concentrating operations and two mineral separation/synthetic rutile refineries. Mr. O’Rourke had previously held various management, engineering and other roles in the mining industry in Canada and Australia since 1984.

Effective as of October 1, 2012, Mr. O’Rourke’s annual base salary will be increased from $635,000 to $700,000 and his target bonus under the Company’s annual Management Incentive Plan for fiscal 2013 has been increased from 75% of his annual base salary for fiscal 2012 to 100% of his base salary for fiscal 2013. In addition, on July 19, 2012, Mosaic granted Mr. O’Rourke an annual long-term equity incentive award for fiscal 2013 under Mosaic’s 2004 Omnibus Stock and Incentive Plan, as amended, valued in the aggregate at $1,900,000 and consisting of non-qualified stock options, restricted stock units and performance units, each of equal value as determined in accordance with the requirements of Financial Accounting Standards Board Accounting Codification Topic 718.

Mr. O’Rourke has no “family relationships,” as that term is defined in Item 401(d) of Regulation S-K, with any other director or executive officer of Mosaic.

(d) On August 13, 2012, in accordance with Mosaic’s Bylaws, the Board determined to increase the number of directors to 12 members, effective as of the date of the 2012 Annual Meeting of Stockholders (“2012 Annual Meeting”). The additional Board seat shall be added to the class of directors whose term expires in 2013 so as to maintain the number of directors in each class as nearly equal as possible as specified by our Restated Certificate of Incorporation. Harold H. MacKay, who is currently serving in the class of directors whose term expires at the 2012 Annual Meeting, has been elected by the Board to fill the vacancy resulting from the increase in the authorized number of directors in the class of directors whose terms expire in 2013, to be effective upon the conclusion of the 2012 Annual Meeting. Mr. MacKay is currently the chair of Mosaic’s Corporate Governance and Nominating Committee.

In an effort to promote good corporate governance practices, the Board has chosen to submit Mr. MacKay’s election to serve as a director in the class whose term expires in 2013 for ratification at the 2012 Annual Meeting. Mr. MacKay has agreed to tender, promptly following the failure to receive the required stockholder vote, an irrevocable resignation letter that will be effective upon acceptance by the Board. Mosaic’s Corporate Governance and Nominating Committee and Board may consider any factors they deem relevant in deciding whether to accept Mr. MacKay’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: August 15, 2012	By:	/s/ Richard L. Mack

	Name:	Richard L. Mack
	Title:	Executive Vice President, General
Counsel and Corporate Secretary